SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
News Release
FOR FURTHER INFORMATION CONTACT: Julia Boguslawski Investor Relations/ Corporate Communications ph: (702) 897-7150 fax: (702) 270-5161	David Lopez, Interim CEO Linster W. Fox, CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master, Inc. Settles Litigation, Secures Key Internet Rights, and Acquires Intellectual Property Licenses

LAS VEGAS, Nevada, Thursday, December 23, 2010 - Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) announced today an agreement with Prime Table Games, LLC and related parties (collectively “Prime Table Games”) to settle pending litigation between the parties and to acquire important intellectual property licenses related to its table game business for an aggregate payment of $5.5 million. “This agreement will eliminate some outstanding litigation and related future legal expenses as well as expand our table game intellectual property rights,” stated David Lopez, interim Chief Executive Officer.

In a separate agreement, Shuffle Master acquired from Prime Table Games licenses to the “Three Card Poker” internet rights in the British Isles for $1.5 million.  The acquired internet rights include internet gambling and gambling via cell phones, in addition to certain social media uses such as play-for-fun applications on the internet.  “This acquisition will help us build a stronger international and internet presence with our best known and most successful brand, Three Card Poker,” Lopez added.

About Shuffle Master, Inc.
Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility products which include automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which includes live games, side bets and progressives, Electronic Table Systems which include various e-Table game platforms and Electronic Gaming Machines which include traditional video slot machines for select markets. The Company is included in the S&P Smallcap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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Forward Looking Statements

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the Company’s intellectual property or products may be infringed, misappropriated, invalid, or unenforceable, or subject to claims of infringement, invalidity or unenforceability, or insufficient to cover competitors' products; the gaming industry is highly regulated and the Company must adhere to various regulations and maintain its licenses to continue its operations; the search for and possible transition to a new chief executive officer could be disruptive to the Company’s business or simply unsuccessful; the Company’s ability to implement its ongoing strategic plan successfully is subject to many factors, some of which are beyond the Company’s control; litigation may subject the Company to significant legal expenses, damages and liability; the Company’s products currently in development may not achieve commercial success; the Company competes in a single industry, and its business would suffer if its products become obsolete or demand for them decreases; any disruption in the Company’s manufacturing processes or significant increases in manufacturing costs could adversely affect its business; the products in each of our segments may experience losses due to technical difficulties or fraudulent activities; the Company operates in a very competitive business environment; the Company is dependent on the success of its customers and is subject to industry fluctuations; risks that impact the Company’s customers may impact the Company; certain market risks may affect the Company’s business, results of operations and prospects; a continued downturn in general worldwide economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect the Company’s results of operations; the Company’s domestic and global growth and ability to access capital markets are subject to a number of economic risks; economic, political, legal and other risks associated with the Company’s international sales and operations could adversely affect its operating results; changes in gaming regulations or laws; the Company is exposed to foreign currency risk; the Company could face considerable business and financial risk in implementing acquisitions; if the Company’s products contain defects, its reputation could be harmed and its results of operations adversely affected; the Company may be unable to adequately comply with public reporting requirements; the Company’s continued compliance with its financial covenants in its senior secured credit facility is subject to many factors, some of which are beyond the Company’s control; the restrictive covenants in the agreement governing the Company’s senior secured credit facility may limit its ability to finance future operations or capital needs or engage in other business activities that may be in its interest;  and the Company’s business is subject to quarterly fluctuation. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K.

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